Exhibit 10.12

Accenture LLP 300 Campus Drive Florham Park, NJ 07932 www.accenture.com

May 6, 2009

John H. Sullivan
Senior Vice President
XL Global Services
100 Constitution Plaza
Hartford, CT 06103

RE:	Amendment I to the Letter Agreement
Extension of OT Agreement Effective Date of Termination

Dear John,

          In a Letter Agreement dated March 5, 2009, Accenture LLP (“Accenture”) and XL Global Services, Inc. (“XL”) (the “Letter Agreement”) agreed to provisions to provide for the early termination for convenience of the parties’ Operational Transformation Agreement dated May 6th, 2008 (“OT Agreement”). In exchange for mutual consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree the Letter Agreement is modified as follows:

1.	References in Sections 1 and 5 of the Letter Agreement to “May 6th, 2009” are deleted and replaced with “June 5th, 2009”

          Each of the parties represents and warrants for itself that is authorized to enter into this Amendment I to the Letter Agreement and bind its respective entities to the terms of the same.

On behalf of XL Global Services, Inc.

By:
By:	/s/ David Duclos

Name:	David Duclos
Title:	Chief Executive, XL Insurance

By:	/s/ John H. Sullivan

Name:	John H. Sullivan
Title:	Senior Vice President

Accenture LLP 300 Campus Drive Florham Park, NJ 07932 www.accenture.com

On behalf of Accenture, LLP

By:
By:	/s/ John Cusano

Name:	John Cusano
Title:	Managing Partner North American Insurance